EXHIBIT 1.8

                       AMENDMENT TO DECLARATION OF TRUST

                          THE PHOENIX EDGE SERIES FUND

                       AMENDMENT TO DECLARATION OF TRUST


     The undersigned, individually as Trustee of The Phoenix Edge Series Fund, a Massachusetts business trust organized under a Declaration of Trust dated February 18, 1986, as amended December 9, 1986, February 28, 1990, November 14, 1991, May 1, 1992, January 1, 1995, November 15, 1995, February 21, 1996 and
August 21, 1996 (the "Trust"), and as attorney-in-fact for each of the other Trustees of the Trust pursuant to a certain Delegation and Power of Attorney dated August 21, 1996, executed by each of such Trustees, a copy of which is attached hereto, do hereby certify that at a duly held meeting of the Board of Trustees of the Trust held May 28, 1997, at which a quorum was present, the Board of Trustees, acting pursuant to ARTICLE VII, Section 7.3 of said Declaration of Trust for the purpose of establishing a new Series of Shares denominated the "Research Enhanced Index Series", unanimously voted to amend said Trust, effective May 28, 1997, by deleting the first paragraph of Section
4.2 of ARTICLE IV thereof and by inserting in lieu of such paragraph the following paragraph:

      "Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the following ten Series are hereby established and designated: 'Aberdeen New Asia Series', 'Balanced Series', 'Growth Series', 'International Series', 'Money Market Series', 'Multi-Sector Fixed Income Series', 'Real Estate Securities Series', 'Research Enhanced Index Series', 'Strategic Allocation Series', and 'Strategic Theme Series'."

      IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of June, 1997.


                            /s/ Philip R. McLoughlin
                            ----------------------------------------------------
                            Philip R. McLoughlin, individually and as attorney-in-fact for C. Duane Blinn, Robert Chesek, E. Virgil Conway, Harry Dalzell-Payne, Francis E. Jeffries, Leroy Keith, Jr., Everett L. Morris, James M. Oates, Calvin J. Pedersen, Philip R. Reynolds, Herbert Roth, Jr., Richard E. Segerson and Lowell P. Weicker, Jr.

                        DELEGATION AND POWER OF ATTORNEY

                          PHOENIX-ABERDEEN SERIES FUND
                          THE PHOENIX EDGE SERIES FUND
                         PHOENIX INCOME AND GROWTH FUND
                          PHOENIX MULTI-PORTFOLIO FUND
                   PHOENIX MULTI-SECTOR SHORT TERM BOND FUND
                              PHOENIX SERIES FUND
                      PHOENIX STRATEGIC EQUITY SERIES FUND
                      PHOENIX WORLDWIDE OPPORTUNITIES FUND


         The undersigned, being all of the Trustees of Phoenix-Aberdeen Series Fund, The Phoenix Edge Series Fund, Phoenix Income and Growth Fund, Phoenix Multi-Portfolio Fund, Phoenix Multi-Sector Short Term Bond Fund, Phoenix Series Fund, Phoenix Strategic Equity Series Fund, and Phoenix Worldwide Opportunities Fund (sometimes hereafter collectively, the "Funds"), other than Philip R. McLoughlin, do hereby declare, delegate and certify as follows:

1. Pursuant to Section 2.2 of that certain Agreement and Declaration of Trust dated May 31, 1996 establishing the Phoenix-Aberdeen Series Fund, pursuant to
Section 2.2 of that certain Agreement and Declaration of Trust dated February 18, 1986, as amended, establishing The Big Edge Series Fund, now known as The Phoenix Edge Series Fund, pursuant to Section 2.2 of that certain Declaration of Trust of Phoenix-Chase Series Fund, as amended and restated July 28, 1980, as further amended, now known as Phoenix Series Fund, and Section 2.2 of that certain Agreement and Declaration of Trust dated October 15, 1987, as amended, establishing the Phoenix Multi-Portfolio Fund, the undersigned, and each of them, hereby appoints PHILIP R. MCLOUGHLIN, his agent and attorney-in-fact for a period of one (1) year from the date hereof, to execute any and all instruments, including specifically but without limitation amendments of either of said trust instruments and appointments of trustee(s), provided that such action as evidenced by such instrument shall have been adopted by requisite vote of the Trustees and, where necessary, the Shareholders of such funds, such vote or votes to be conclusively presumed by the execution of such instrument by such attorney-in-fact.

2. Pursuant to Section 3.6 of that certain Declaration of Trust dated June 25, 1986, as amended, establishing National Total Income Fund, now known as Phoenix Income and Growth Fund, pursuant to Section 3.6 of that certain Declaration of Trust dated June 25, 1986, as amended, establishing National Stock Fund, now known as Phoenix Strategic Equity Series Fund, and pursuant to Section 2.5 of that certain Declaration of Trust dated February 20, 1992, as amended, established National Short-Term Income Series, now known as Phoenix Multi-Sector Short Term Bond Fund, and pursuant to Section 2.5 of that certain Declaration of Trust of National Worldwide Opportunities

DELEGATION AND POWER OF ATTORNEY
AUGUST 21, 1996


Fund dated November 4, 1991, as amended, now known as Phoenix Worldwide Opportunities Fund, the undersigned, and each of them, hereby delegates to and appoints PHILIP R. MCLOUGHLIN, his agent and attorney-in-fact for a period of one (1) year from the date hereof, to execute any and all instruments, including specifically but without limitation amendments of each and every said trust instrument and appointments of trustee(s), provided that such action as evidenced by such instrument shall have been adopted by requisite vote of the Trustees and, where necessary, the Shareholders of such funds, such vote or votes to be conclusively presumed by the execution of such instrument by such attorney-in-fact.

3. The undersigned Trustees, and each of them, hereby further declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original, and that, as to any such amendment of any of the aforementioned trust agreements or declarations, such copy shall be filed with such instrument of amendment in the records the Office of Secretary of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, we have hereunto subscribed this Delegation and Power of Attorney this 21st day of August, 1996.


/s/ C. Duane Blinn                                /s/ Everett L. Morris
------------------------------                    ------------------------------
C. Duane Blinn                                    Everett L. Morris


/s/ Robert Chesek                                 /s/ James M. Oates
------------------------------                    ------------------------------
Robert Chesek                                     James M. Oates


/s/ E. Virgil Conway                              /s/ Calvin J. Pedersen
------------------------------                    ------------------------------
E. Virgil Conway                                  Calvin J. Pedersen


/s/ Harry Dalzell-Payne                           /s/ Philip R. Reynolds
------------------------------                    ------------------------------
Harry Dalzell-Payne                               Philip R. Reynolds


/s/ Francis E. Jeffries                           /s/ Herbert Roth, Jr.
------------------------------                    ------------------------------
Francis E. Jeffries                               Herbert Roth, Jr.


/s/ Leroy Keith, Jr.                              /s/ Richard E. Segerson
------------------------------                    ------------------------------
Leroy Keith, Jr.                                  Richard E. Segerson


                             /s/ Lowell P. Weicker, Jr.
                           ------------------------------
                             Lowell P. Weicker, Jr.